Exhibit 10.4

November 23, 2021

Everest Consolidator Acquisition Corporation

4041 MacArthur Blvd

Newport Beach, CA 92660

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Everest Consolidator Acquisition Corporation, a Delaware corporation (the “Company”), and BofA Securities, Inc. (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all of the Founder Shares and shares of Common Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. In the event that the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be further amended and/or restated from time to time (the “Charter”), including (for the avoidance of doubt) any automatic extensions of such time period as provided therein or any other approved extensions of such time period, the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares owned by the undersigned. However, if the undersigned has acquired IPO Shares in or after the IPO, it will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company does not complete a Business Combination within the time period set forth in the Charter. In the event of the liquidation of the Trust Account, the undersigned agrees that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per IPO Share and (ii) the actual amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per IPO Share due to reductions in the value of the assets in the Trust Account, in each case net of the interest that may be withdrawn to pay the Company’s tax obligations, if any; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the monies held in the Trust Account nor will it apply to any claims under the Company’s obligation to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3. The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned, Everest Consolidator Sponsor, LLC or any Insiders of the Company or their affiliates, the Company must obtain an opinion from an independent investment banking firm or an independent accounting firm that such Business Combination is fair to the Company from a financial point of view.

4. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment from the Company prior to, or for services rendered in order to effectuate, the completion of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Limited payments to insiders.”

5. (a) The undersigned agrees that the Founder Shares may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement or herein) until the earlier to occur of: (1) one year after the completion of the Company’s initial Business Combination and (2) subsequent to completion of the Company’s initial Business Combination, (x) if the closing price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (provided that the 30-trading day period must be completed prior to any such transfer, assignment or sale) or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

(b) Notwithstanding the provisions set forth in paragraphs 5(a) and 5(c), during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Underwriter pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, shares of Common Stock, Founder Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The provisions of this paragraph will not apply (i) to the transfer of Founder Shares to any independent director appointed or elected to the Company’s board of directors before or after the IPO or (ii) if the release or waiver is effected solely to permit a transfer not for consideration and, in each case the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

(c) The undersigned agrees not to transfer, assign or sell any Private Placement Warrants (or shares of Common Stock issued or issuable upon exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination.

(d) Notwithstanding the provisions set forth in paragraphs 5(a) and (c), transfers, assignments and sales by the undersigned of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the undersigned or their affiliates, any affiliates of the undersigned, or any employees of such affiliates, or any funds or accounts advised by the undersigned or its affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the completion of the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or shares of Common Stock, as applicable, were originally purchased; (vi) by virtue of the laws of the State of Delaware or of the undersigned’s organizational documents upon liquidation or dissolution of the undersigned; (vii) to the Company for no value for cancellation in connection with the completion of the Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein. For the avoidance of doubt, the transfers of Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

6. The undersigned hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by the undersigned of its obligations under paragraphs 1, 2, 3, 4, 5, 8 and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this Letter Agreement.

8. The undersigned hereby waives any right to exercise redemption rights with respect to any of the Founder Shares owned or to be owned by the undersigned, and agrees not to seek redemption with respect to such shares and any IPO Shares (or sell such shares to the Company in any tender offer) in connection with any stockholder vote to amend the Charter that would modify the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the shares of Common Stock if the Company has not completed a Business Combination within 15 months from the closing of the IPO (or 18 months or 21 months, as applicable, if the Company extends the period of time to consummate a Business Combination as provided in the Charter) or with respect to any other provision relating to the rights of holders of shares of Common Stock.

9. The undersigned hereby waives any right in future equity issuances by the Company to receive shares of Common Stock in excess of the number issuable in exchange for its Founder Shares due to an adjustment to the conversion ratio pursuant to anti-dilution provisions of the Founder Shares.

10. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

11. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and the sponsor of the Company immediately prior to the IPO; (iii) “Founder Shares” shall mean all of the shares of Class B common stock, par value $0.0001 of the Company outstanding prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock included in the Units issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants to purchase shares of Common Stock of the Company that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-260343) filed with the SEC, as amended.

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. This Letter Agreement may be executed in any number of original or electronic counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16. This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the completion of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature Page Follows]

Sincerely,

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Chief Executive Officer

EVEREST CONSOLIDATOR SPONSOR, LLC

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Manager of Managing Member

[Signature Page to Letter Agreement]